UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

POST EFFECTIVE
AMENDMENT NO. 1 T0
FORM SB-2
ON
FORM S-1
______________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAW SPA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

(Address and telephone number of Registrant's principal executive offices)
1921 Denver West Court, Suite 2022
Golden, Colorado 80401
(303) 278-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, Nevada 89015
(775) 322-0626

Copies of all Correspondence to:

Gregg E. Jaclin, Esq. Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Telephone: (732) 409-1212 Facsimile: (732) 577-1188

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee*

Common Stock, $0.00001 per share	757,900	$0.10	$75,790	$2.33
Total	757,900	$0.10	$75,790	$2.33

* Previously Paid

Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-The-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “PWSA.OB.” Our common stock has not traded as of November 17, 2008.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ''underwriters'' within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transactions in the shares should confirm registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

THIS FILING DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2 (FILE NO. 333-147755), DECLARED EFFECTIVE ON DECEMBER 14, 2007.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED November 17, 2008

PAW SPA, INC.

757,900 Shares of Common Stock, par value $0.00001

This prospectus relates to the resale of 757,900 shares of common stock, par value $0.00001, of Paw Spa, Inc. which are issued and outstanding and held by persons who are stockholders of Paw Spa, Inc.

The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. The selling stockholders may also sell their shares in transactions that are not in the public market in the manner set forth under “Plan of Distribution.

The date of this prospectus is November 17, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to “Paw Spa.”, the "Company," "we," “our” or "us" refer to Paw Spa, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

We were incorporated in the State of Nevada on October 21, 2005. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 1921 Denver West Court, Suite 2022, Golden, Colorado 80401. This is the home of Edd Cockerill, our president. Mr. Cockerill supplies this office space to us on a rent-free basis. Our telephone number is (303) 278-0207.

We provide mobile grooming and spa services for cats and dogs. Our services include, but are not limited to, bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. The pricing for these services vary based on the size of the animal, packaged service specials, and required travel necessary. To date, we have developed and are implementing an advertising and marketing campaign; entered into a van lease and purchased equipment. We have not engaged in any other business operations and we have no prior experience in the pet grooming business.

 We provide an assigned groomer with a properly equipped van capable of providing all necessary services to our clients. Our client service representatives will work with each individual client to determine exactly the services desired. Before services have been performed and once the services have been completed to the specifications of the client, digital pictures will be taken of the animal. A copy of the pictures will be sent to the client and a copy will be stored in our records for future reference.

The Offering

Securities offered:	Shares of Common Stock

Offering price :	$0.10 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	757,900

Shares outstanding after offering:	5,757,900

Market for the common shares:
Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-The-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “PWSA.OB.”  Our common stock has not trades as of November 17, 2008.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ''underwriters'' within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transactions in the shares should confirm registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Statement of Income Data:

	As of August 31, 2008	As of November 30, 2007
Revenues	$-0-	$-
Net Loss	$(10,621)	$(30,420)
Net Loss per Common Share - Basic and Diluted	$(0.00)	$(0.01)
Weighted Average Common Shares Outstanding -
Basic and Diluted	5,757,900	5,686,601

Balance Sheet Data:
At August 31, 2008
Total Current Liabilities	$38,617
Total Assets	$3,775
Stockholders' Deficit	$(34,842)

Capitalization:

Stockholders' Deficit
Preferred Stock, $.00001 par value; 100,000,000 shares authorized, none issued and outstanding	-
Common Stock, $.00001 par value; 100,000,000 shares authorized, 5,757,900 shares issued and outstanding	$58
Additional Paid-In Capital	$89,142
Accumulated Deficit	$(124,042)
Total Stockholders' Equity	$(34,842)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider these risk factors in addition to our financial statements. In addition to the following risks, there may also be risks that we do not yet know of or that we currently think are immaterial that may also impair our business operations. If any of the following risks occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Business

        1.  Because our auditors have issued a going concern opinion, there is substantial uncertainty as to whether we will continue activities; if we do not, you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  As such, we may have to cease activities and you could lose your investment.

2. We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in October 2005 and have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $124,042. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to generate revenues
*	our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods because we have expenses associated with translating documents. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

3. Because our management does not have technical training or experience in animal grooming, we will have to hire qualified personnel. If we cannot locate qualified personnel, we may have to suspend or cease operations, which will result in the loss of your investment.

Because our management is inexperienced in animal grooming, we will have to hire qualified persons to perform our grooming services. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard grooming techniques that competing corporations commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

4. Because we are small and do not have much capital, we may have to limit our pet grooming activities which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our activities. As such, we may not be able to compete with large pet grooming competitors. If we are unable to attract customers to our services, we will not generate revenues or profits, in which case you will lose your investment.

                5. Because Mr. Edd Cockerill has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations.  Consequently, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because Mr. Cockerill, our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Cockerill. Our operations may be periodically interrupted or suspended.

6. We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other animal grooming businesses.

The animal grooming business is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and somewhat limited scope of services. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

7. We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow our company.

Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or public transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

8. If our officer and director resigns or dies without having found a replacement, our operations will cease. If that should occur, you could lose your investment.

We have one officer and director. We are entirely dependent upon him to conduct our operations. Further, we do not have key man insurance.  If our officer and director should resign or die, there will be no one to operate our company.  Our operations will be suspended or cease entirely unless we find another person to run our company. If we cannot find another person, it is possible you could lose your entire investment.

Risks associated with this offering:

9.   Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

10.  Because we may issue additional shares of common stock, your investment may be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock.  In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

11.   Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

12.   If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock.

The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144, the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) increased.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

In December 2007, the Securities and Exchange Commission adopted changes to Rule 144, which shortened the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and removed the volume limitations for such persons.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 757,900 shares of our common stock. Such shares were offered and sold by us to the selling security holders in private placements conducted in March 2007, to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulations D and S of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.10 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on October 21, 2005. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 1921 Denver West Court, Suite 2022, Golden, Colorado 80401. This is the home of Edd Cockerill, our president. Mr. Cockerill supplies this office space to us on a rent-free basis. Our telephone number is (303) 278-0207.

The Products and Services

We provide mobile grooming and spa services for cats and dogs. Our services include, but are not limited to, bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. The pricing for these services vary based on the size of the animal, packaged service specials, and required travel necessary. To date, we have developed and are implementing an advertising and marketing campaign; entered into a van lease and purchased equipment. We have not engaged in any other business operations and we have no prior experience in the pet grooming business.

We provide an assigned groomer with a properly equipped van capable of providing all necessary services to our clients. Our client service representatives will work with each individual client to determine exactly the services desired. Before services have been performed and once the services have been completed to the specifications of the client, digital pictures will be taken of the animal. A copy of the pictures will be sent to the client and a copy will be stored in our records for future reference.

The Industry

Currently, approximately 64% of households own at least one pet with dogs and cats being two of the most popular. We believe the pet care and grooming industry has continued to grow from 2005 to 2007. Wall Street analysts state that during economic cutbacks, pet owners are still spending money on “a man’s best friend.” The industry is expected to continue these growth trends reaching $36 billion during 2006.

While pet ownership is growing in the United States, the importance of these pets to their owners is growing as well. Hotels such as Sheraton and Westin now offer pet friendly rooms, and designers such as OPI and Ralph Lauren are now including specialized lines for dogs and cats.

Competition

The pet grooming and pet services industry is highly fragmented with only a few large grooming providers such as PetSmart. Many specialized grooming businesses operate within one small area. Paw Spa will operate in the specialized niche market of mobile pet care. There are very few competitors in the mobile pet care sector. By allowing pets to be groomed and pampered in a pleasant and controlled environment, owners receive a convenient way to care for their pets. Pets remain in a comfortable environment with a lowered risk of germs and disease that can be spread when animals are forced to stay cramped up in rooms and cages together.

We believe our competition is from two major sources. The first source is drop off/pick up retail grooming locations. examples are major chains such as PetSmart and many smaller service providers that provide pet grooming services. The quality of care received from these competitors varies greatly from company to company and from groomer to groomer. Usually, pets are dropped off at an unfamiliar location with unfamiliar people and other animals. This can create nervous and scared pet reactions. With numerous animals being held in the same location, the risk for germs, fleas and ticks is high. These health risks, in conjunction with the stress that animals feel in this type of environment, make drop-off pet grooming services undesirable to many pet owners.

The second major source of competition is other mobile pet grooming services. Current mobile pet grooming services in the United States are primarily local services. The quality of care varies depending on the individual company and the individual groomer. Our focus is to streamline the mobile pet care service by providing consistent quality services and exceptional client care.

There is one national franchise pet grooming company, Aussie Pet Mobile, Inc., currently operating in approximately 15-20 states.

Marketing

We believe that our services will be attractive to pet owners because it allows their pets to be groomed and pampered in a pleasant and controlled environment.

Our marketing efforts will utilize methods such as direct mail, company web site, call center, telephone directory, newspaper advertising and vehicle signage. In order to build a reputation and expand our market penetration, we will offer promotional discounts to the first time clients, and offer discounts for referrals.

We will also build a database that includes each client’s information and information pertaining to their pets. After each visit to a client, the groomers will be responsible for updating the database to include services performed. Pet and client information related to their likes and dislikes will be helpful on future visits.

Business Strategy

Our business strategy has been developed by our chief executive officer. We raised $75,790 to fund our first year of operations. This will provide us with sufficient funds to hire key employees as needed, purchase software, and lease a mobile vehicle as needed to implement our business plan. We previously intended to develop a website. However, we believe our present, local market areas do not require and would not benefit from a website at this time. We intend to provide pet grooming services including bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. Our first target metropolitan market will be greater Denver, Colorado.

Client Payment Process

We will establish fixed rates for the menu of services we offer. Payment in full is expected upon receipt of the invoice. Clients will also have the option to make payments by credit card or to establish automatic payments by credit or bankcard. Our current business plan also includes pet grooming services to commercial enterprises such as pet stores and to pet boarding services.

Employees

As of November 17, 2008, we had one part-time employee, Edd Cockrill, our sole officer and director. Mr. Cockerill intends to spend more time in order to develop the business. We will hire additional employees as needed as described under Business Strategy. There are no collective bargaining agreements in effect.

Personnel

To ensure high levels of quality for our services, we will seek pet groomers with prior experience. All groomers will be independent contractors and not employees. Groomers will be paid a percentage of the income actually collected from service fees paid by pet owners. The percentage received by the groomer will be 50% of all collected funds for services rendered by them.

Equipment

We will begin operation with one leased van and necessary equipment to provide the services described. We have entered into a 24-month lease for a van. The monthly lease cost is $350 per month plus incidental costs relative to the van, if any. The lease costs have not been determined. Additional vans and equipment will be added as needed. We will require computers, a phone system and servers necessary to create an internal network. We estimate that we will need $2,000 to a maximum of $5,000 in computer equipment, software and computer development and support services.

Intellectual Property

We have no trademark, copyright or patent protection at this time. We expect to develop intellectual property as we conduct our operations. This intellectual property is likely to consist of trade names and relationships with customers. We do not expect to develop any patentable inventions.

DESCRIPTION OF PROPERTY

 We currently utilize office space provided by Edd Cockerill, our chief executive officer. We will not accrue or pay rent until after we generate revenues. We do not have a formal sublease. We believe that our office space is adequate and suitable for its intended purpose. We expect to require additional or new space as our operations expand. We believe 800 square feet of space will be adequate for the next two years, although if our business expands faster, we may need to lease additional office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations. We raised $75,790 gross proceeds through a private placement. We believe the amount raised will fund operations for at least one year.
Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months.

 We will not be conducting any product research or development. Furthermore, we do not expect significant changes in the number of employees. Our specific goal is to continue to implement our marketing plan and to generate revenue. We intend to accomplish these goals through the following milestones:

     1. We intend to maintain our office at Mr. Cockerill’s residence. We believe that we have acquired the equipment we need to begin operations. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. In addition, he will increase the time that he spends concerning business operations.

     2. We intend to contact pet grooming trade associations including the National Dog Groomers Association of America, Inc (NDGAA) or the International Society of Canine Cosmetologists (ISCC). We plan to attend industry trade shows that are oriented towards pet services and products. We will also hire an outside web designer to begin development of the website. The negotiation of alliances with service providers and the development of the website will be ongoing during the life of our operations. As more services are added and as our client database expands, we will have to be continually upgrading the website including posting client testimonials and pet photographs for enhancement. We believe that it will cost up to $5,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information. The initial operation of the website and database will depend upon revenues generated.

     3. Per our marketing campaign, we have begun marketing our services in the greater Denver area through traditional sources such as coupons and flyers/mailers. We have contracted with an independent call center for follow up contact and to set appointments. We also intend to attend trade shows and conferences. We intend to target pet owners to become potential users of our grooming services. In addition, our president, Edd Cockerill, will aggressively develop a key database of past customers and contacts. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe it will cost a minimum of $10,000 for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations. We have yet to receive significant results from our marketing campaign.

     4. Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying commercial pet service organizations and seeking alliances. This process will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would qualify the potential clients. We intend to look into the databases of pet trade journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is yet to be determined.

In summary, we should be in full operation and receiving orders shortly. We are unable to project when we will begin to generate revenues at this time.

Until our website is fully operational, we believe that client growth will be through specific local mailings and follow up telephone calls. We believe that once our website is operational and we are providing grooming services, potential clients will utilize our services for their pet needs.

If we are unable to attract clients to use our mobile pet-grooming services, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues since our inception on October 21, 2005. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price increases in services.

To become profitable and competitive, we first have to attract customers and generate revenues.
We may need additional capital to operate during the next twelve months. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

As of the November 17, 2008, we have yet to generate any revenues from business operations. Edd Cockerill, our president, has provided services to us. He is not expected to loan funds to us to finance operations.

As of August 31, 2008, our total assets were $3,775, and our total liabilities were $38,617. We had cash of $77. If we need additional cash and can't raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months, unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin operations.

Results of Operations

From our date of inception, October 21, 2005, we have sold 5,757,900 shares of our common stock and raised $75,790 in gross proceeds for our planned operations.  We have not generated any revenue. Our expenses from inception were $119,243.  We have not initiated operations but anticipate doing so in the near future.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our directors and executive officers, including their names, ages, and business experience.

Name and Address	Age	Position(s)

Edd Cockerill 1921 Denver West Ct. #2022 Golden, Colorado 80401	53	president, principal executive officer, treasurer, principal chief financial officer and a member of the board of directors

Edd Cockerill is president, principal executive officer, treasurer, principal chief financial officer and a member of the board of directors since our inception.  Presently, Mr. Cockerill is a project manager for Riviera Electric, Inc. in Denver, Colorado.  Previously, from July 1, 2004 to February 16, 2006, Mr. Cockerill was the construction contract manager with Riviera Electric, Inc., Denver, Colorado.  Riviera Electric has filed for protection under Chapter XI of the Bankruptcy Act.  However, Mr. Cockerill was not part of the operations management team.  He was responsible for monitoring and supervising Construction projects.  From September 5, 2000 to July 24, 2004, Mr. Cockerill was the construction/engineering manager at WESCO Distributions, Denver, Colorado.  Mr. Cockerill was responsible for monitoring and supervising construction projects.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Furthermore, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our executives or directors.

Stock Option Plan

We do not have a stock option plan.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

						Non-	Nonqualified
Name						Equity	Deferred	All
and				Stock	Option	Incentive	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	Plan	Earnings	Compensation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Edd Cockerill	2007	$5,000	0	0	0	0	0	0	$5,000
President, Treasurer	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Curtis Cockerill [1]	2007	0	0	0	0	0	0	0	0
Secretary and	2006	0	0	0	0	0	0	0	0
Director (resigned)	2005	0	0	0	0	0	0	0	0

We have paid Mr. Edd Cockerill a total of $5,000, $1,000 per month, for the months of June through October of this year.

The following table sets forth the compensation paid by us from inception on October 21, 2005 through November 30, 2007, for each or our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

 The following table sets forth the compensation paid by us from inception on October 21, 2005 through November 30, 2007, for each or our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edd Cockerill	0	0	0	0	0	0	0
Curtis Cockerill (resigned)	0	0	0	0	0	0	0

Our directors do not receive any compensation for serving as members of the board of directors.
There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Edd Cockerill	5,000,000	President, Principal Executive Officer,	86.84%
1921 Denver West Ct. #2022		and Director
Golden, CO 80401

All Officers and Directors as a			86.84%
Group (1 Person)	5,000,000

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 In October 2005, we issued 5,000,000 shares of common stock to Mr. Edd Cockerill, our officer and director in consideration of $50.00.

As of March 2007, we issued 757,900 shares of common stock to 44 individuals in consideration of $0.10 per share or a total of $75,790.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of  November 17,2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement made between May through June 2007 pursuant to the exemptions from the registration under the Securities Act provided by Regulations D and S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 5,797,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.
Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the share are sold in the offering

Paul L. Anderson	2,500	0.04%	2,500	0%

John & Annette Bandy Trust	20,000	0.34%	20,000	0%

Daniel Barnhart	3,000	0.05%	3,000	0%

Kimberly W. Bennett	4,000	0.07%	4,000	0%

Marquis D. Bennett	4,000	0.07%	4,000	0%

Dennis Brown	2,500	0.04%	2,500	0%

Diana L. Brown	2,500	0.04%	2,500	0%

Brian Crawford	5,000	0.09%	5,000	0%
Robin Crawford

Leron S. Darkes	30,000	0.52%	30,000	0%

Terrence Espeland	100,000	1.74%	100,000	0%

Delois A. Farmer	2,000	0.03%	2,000	0%

Mary Hannah Feeley	100,000	1.74%	100,000	0%

Dennis M. Gettis	5,000	0.09%	5,000	0%

Sheryl D. Gettis	5,000	0.09%	5,000	0%

Robert Harbison	2,400	0.04%	2,400	0%

R. Scott Iannacito	30,000	0.52%	30,000	0%

Frederick D. James	2,500	0.04%	2,500	0%

Lee Johnson, Jr.	2,500	0.04%	2,500	0%

Jules Jones, Sr.	10,000	0.17%	10,000	0%

Kimberly Kneier	30,000	0.52%	30,000	0%

Marjorie Lilley	30,000	0.52%	30,000	0%

Ashleigh M. Lucas	30,000	0.52%	30,000	0%

Tracy Manning	10,000	0.17%	10,000	0%

Faye Miller	10,000	0.17%	10,000	0%

W. Stacy Miller PS Plan	40,000	0.69%	40,000	0%

W. Stacy Miller, Trustee

Mindy Neilson	40,000	0.69%	40,000	0%

Kleida Pani	2,500	0.04%	2,500	0%

Carol L. Peoples	2,500	0.04%	2,500	0%

Ronnie T. Peoples	2,500	0.04%	2,500	0%

Dexter Vincent Perry	5,000	0.09%	5,000	0%

Sherry Ann Perry	5,000	0.09%	5,000	0%

Timothy Price	30,000	0.52%	30,000	0%

Bryan Sawarynski	30,000	0.52%	30,000	0%

Keith Sawayaski	40,000	0.69%	40,000	0%

Carol J. Smith	2,500	0.04%	2,500	0%

Darryl E. Smith	10,000	0.17%	10,000	0%

Jennie Spell	30,000	0.52%	30,000	0%

Joseph Tate	15,000	0.26%	15,000	0%

Penelope Tate	15,000	0.26%	15,000	0%

Donald F. Timberlake	20,000	0.34%	20,000	0%

Bradley Turlington	10,000	0.17%	10,000	0%

Elizabeth Turlington	10,000	0.17%	10,000	0%

Carolyn D. Wilson	2,500	0.04%	2,500	0%

Aaron L. Winston	2,500	0.04%	2,500	0%

Total	757,900	13.16%	757,900	0%

We issued 757,900 shares of common stock as restricted securities pursuant to the exemption from registration contained in Rule 506 of Regulation D under the Securities Act of 1933, as amended.

The following is a summary of the issuances of all of our shares pursuant to Section 4(2) of the Act:

a)	In October 2005, we issued 5,000,000 shares of common stock to Mr. Edd Cockerill, our officer and director in consideration of $50.00.

b)	As of March 2007, we issued 757,900 shares of common stock to 44 individuals in consideration of $0.10 per share or a total of $75,790. The 757,900 shares issued are being registered in this offering.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Securities and Exchange
Commission registration fee+	$2.33
Legal fees and miscellaneous expenses (1)	$11,000.00
Accounting fees and expenses (1)	$10,000.00
Total (1)	$21,003.33
+ Previously Paid (1) Estimated.

PLAN OF DISTRIBUTION

Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-The-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “PWSA.OB.” As of November 17, 2008 there has been no trading of our common stock.

The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of November 17, 2008, there were 5,757,900 common shares issued and outstanding, which were held by approximately forty-five stockholders of record.

Admission to Quotation on the OTC Bulletin Board

While our application by a market maker for admission to quotation of our securities on the NASD Over The Counter Bulletin Board has been approved, no trading has commenced in our Common Stock.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

Description of Securities

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 100,000,000 shares of preferred stock $0.00001 par value with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 100,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.00001 par values. There are 5,757,900 shares of our common stock issued and outstanding at November 17, 2008, which shares are held by approximately 45 shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer Corp. 100 Second Avenue South, Suite 104N, St. Petersburg, FL 33701. Its telephone number is (727) 289-0010.

LEGAL MATTERS

Anslow & Jaclin, LLP of 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 has advised us about the legality and validity of the shares.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Webb & Company, P.A., 1501 Corporate Drive, Suite 150, Boynton Beach, Florida 33426, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 8, 2008, we engaged Webb & Company, P.A., at 1501 Corporate Drive, Suite 150, Boynton Beach, Florida 33426, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors.

On January 31, 2008, we received a correspondence from Williams & Webster, P.S., Certified Public Accountants stating that they were resigning as our principle independent accountants effective February 1, 2008.

Williams & Webster, P.S.’s report dated October 1, 2007 on our financial statements for the most recent fiscal years ended November 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audits of our financial statements for the most recent years ended November 30, 2006 and 2005 and in the subsequent interim periods through the date of resignation, there were no disagreements, resolved or not, with Williams & Webster, P.S. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Williams & Webster, P.S., would have caused Williams & Webster, P.S. to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years.

During the years ended November 30, 2006 and 2005, and in the subsequent interim periods through the date of resignation, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

PAW SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR THE PERIOD ENDING AUGUST 31, 2008

PAGE	F-1	BALANCE SHEET AS OF AUGUST 31, 2008 (UNAUDITED) AND NOVEMBER 30, 2007

PAGE	F-2	STATEMENT OF OPERATIONS

PAGE	F-3	STATEMENT OF OPERATIONS CHANGED IN STOCKHOLDERS' EQUITY (DEFICIENCY)

PAGE	F-4	STATEMENT OF CASH FLOWS

PAGE	F-5 - F-10	NOTES TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR THE YEAR ENDING NOVEMBER 30, 2007

PAGE	F-11	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-12	BALANCE SHEET AS OF NOVEMBER 30, 2007

PAGE	F-13	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED FROM NOVEMBER
30, 2007 AND 2006 AND FOR THE PERIOD FROM OCTOBER 21, 2005
(INCEPTION) TO NOVEMBER 30, 2007

PAGE	F-14	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR
THE PERIOD FROM OCTOBER 21, 2005 (INCEPTION) TO NOVEMBER 30, 2007

PAGE	F-15	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED NOVEMBER 30, 2007
AND 2006 AND FOR THE PERIOD FROM OCTOBER 21, 2005 (INCEPTION) TO
NOVEMBER 30, 2007

PAGES	F-16 -F-19	NOTES TO FINANCIAL STATEMENTS

Paw Spa, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS

	August 31, 2008	November 30, 2007
	(Unaudited)
Current Assets
Cash	$77	$52,186
Prepaid expenses	3,348	350
Security deposit	350	350

Total Assets	$3,775	$52,886

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Accounts payable	$21,783	$7,277
Loan payable	4,200
Stockholder loans	12,634	17,634
Total Current Liabilities	38,617	24,911

Commitments and Contingencies	-	-

Stockholders' Equity/(Deficiency)
Preferred stock, $0.00001 par value; 100,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.00001 par value; 100,000,000 shares
authorized,
5,757,900 and 5,757,900 shares issued and	58	58
outstanding, respectively
Additional paid-in capital	89,142	81,964
Deficit accumulated during the development stage	(124,042)	(54,047)

Total Stockholders' Equity/(Deficiency)	(34,842)	27,975

Total Liabilities and Stockholders'
Equity/(Deficiency)	$3,775	$52,886

See accompanying notes to unaudited condensed financial statements

Paw Spa, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					For the Period
					from October
	For the Three Months		For the Nine Months		21, 2005
	Ended		Ended		(inception)
	August 31,	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007	2008

Operating Expenses
Professional fees	$3,873	$-	$34,150	$-	$68,427
General and administrative	6,215	8,250	34,428	12,430	50,816
Total Operating Expenses	10,088	8,250	68,578	12,430	119,243

Loss from Operations	(10,088)	(8,250)	(68,578)	(12,430)	(119,243)

Other Expense
Interest Expense	(533)	(444)	(1,417)	(1,323)	(4,799)

Loss from Operation before	(10,621)	(8,694)	(69,995)	(13,753)	(124,042)
Provision for Income Taxes

Provision for Income Taxes	-	-	-	-	-

Net Loss	$(10,621)	$(8,694)	$(69,995)	$(13,753)	$(124,042)

Net Loss Per Share - Basic
and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of
shares outstanding during
the period - Basic and Diluted	5,757,900	5,757,900	5,757,900	5,662,922

See accompanying notes to unaudited condensed financial statements

Paw Spa, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity/(Deficiency)
For the period from October 21, 2005 (inception) to August 31,2008
(Unaudited)

	Preferred stock		Common stock			Deficit
	$.00001 Par Value		$.00001 Par Value		Additional	accumulated during		Total
					Paid-in	development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Deficiency
Balance October 21, 2005 (Inception)	-	$-	-	$-	$-	$-	$-	$-

Common stock issued to founders for
cash ($0.00001 per share)	-	-	5,000,000	50	-	-	-	50

Net loss for the period October 21, 2005
(inception ) to November 30, 2005	-	-	-	-	-	(15,434)	-	(15,434)

Balance November 30, 2005	-	-	5,000,000	50	-	(15,434)	-	(15,384)

Common stock issued for cash
($0.00001 per share)	-	-	394,900	4	39,486	-	(12,490)	27,000

Net loss, November 30, 2006	-	-	-	-	-	(4,811)	-	(4,811)

Balance November 30, 2006 (Restated)	-	-	5,394,900	54	39,486	(20,245)	(12,490)	6,805

In kind contribution of services	-	-	-	-	2,800	-	-	2,800

In kind contribution	-	-	-	-	3,382	-	-	3,382

Common stock issued for cash
($0.00001 per share)	-	-	363,000	4	36,296	-	12,490	48,790

Net loss, November 30, 2007	-	-	-	-	-	(33,802)	-	(33,802)

Balance November 30, 2007	-	-	5,757,900	58	81,964	(54,047)	-	27,975

In kind contribution of services	-	-	-	-	5,850	-	-	5,850

In kind contribution	-	-	-	-	1,328	-	-	1,328

Net loss, nine month's ended August 31,
2008	-	-	-	-	-	(69,995)	-	(69,995)

Balance for the period ended August
31, 2008	-	$-	5,757,900	$58	$89,142	$(124,042)	$-	$(34,842)

See accompanying notes to unaudited condensed financial statements.

Paw Spa, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the Period from
			October 21, 2005
	For the Nine Month Ending		(inception) to
	August 31, 2008	August 31, 2007	August 31, 2008
Cash Flows From Operating Activities:
Net Income (Loss)	$(69,995)	$(13,753)	$(124,042)
Adjustments to reconcile net loss to net
cash used in operations
In-kind contribution of services	5,850	2,800	8,650
In-kind contribution of interest	1,328	4,373	4,710
Changes in operating assets and liabilities:
Increase in prepaid expenses and
deposits	(2,998)	(10,000)	(3,698)
Increase/(Decrease) in accounts payable	14,506	-	21,783
Net Cash Used In Operating Activities	(51,309)	(16,580)	(92,597)

Cash Flows From Financing Activities:
Proceeds from stockholder loans	-	-	17,634
Repayment of stockholder loans	(5,000)	(3,000)	(5,000)
Loan payable	4,200	-	4,200
Proceeds from issuance of common stock	-	48,790	75,840
Net Cash Provided by (Used in) Financing
Activities	(800)	45,790	92,674

Net Increase (Decrease) in Cash	(52,109)	29,210	77

Cash at Beginning of Period/Year	52,186	27,151	-

Cash at End of Period/Year	$77	$56,361	$77

Supplemental disclosure of cash flow
information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to unaudited condensed financial statements

PAW SPA, INC.(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.” As of August 31, 2008 and 2007, respectively, there were no common share equivalents outstanding.

PAW SPA, INC.(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Advertising and Promotional Expense

Advertising and other product-related costs are charged to expense as incurred. Advertising expense for the period ended August 31, 2008 and 2007 was $0 and $0, respectively.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

PAW SPA, INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

PAW SPA, INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

NOTE 2 - GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has a net loss of $124,042 for the period from October 21, 2005 (inception) to August 31, 2008, and has negative cash flow from operations of $92,597 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 - NOTE PAYABLE

On May 13, 2008, the Company received $1,000 from a third party. The loan is non-interest bearing, unsecured and due within ten days after written demand for repayment. The note includes a 10 % penalty, if the note is not repaid within ten days of written demand for repayment.

During July of 2008, the Company received $3,200 from a third party. The loan is non-interest bearing, unsecured and due within ten days after written demand for repayment. The note includes a 10 % penalty, if the note is not repaid within ten days of written demand for repayment.

PAW SPA, INC.(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ EQUITY

(A) In-Kind Contribution

For the nine months ended August 31, 2008 the shareholder of the Company contributed services having a fair value of $5,850. (See Note 3)

For the nine months ended August 31, 2008, the Company recorded $1,328 of imputed interest related to shareholder loans payable (See Note 3).

For the year ended November 30, 2007 the shareholder of the Company contributed services having a fair value of $2,800. (See Note 3)

During the year ended November 30, 2007, the Company recorded $3,382 of imputed interest related to shareholder loans payable (See Note 3).

(B) Common Stock Issued for Cash

For the year ended November 30, 2007 the Company issued 363,000 shares of common stock for cash of $36,300 ($0.10 per share).

During 2006, the Company issued 394,900 shares of common stock for cash of $39,490 ($0.10 per share).

On October 21, 2005, the Company issued 5,000,000 shares of common stock to its founders for cash of $50 ($0.00001 per share).

NOTE 5 RELATED PARTY TRANSACTIONS

During 2005, a shareholder loaned $17,634 to the Company. As of August 31, 2008, a $5,000 payment has been made towards the loan, of which $12,634 remains outstanding. This loan is bearing a 10% interest, not collateralized, and due on demand. As of August 31, 2008 the Company recorded $4,710 of accrued interest related to the shareholder loan payable.

A stockholder of the Company contributed $8,650 of services to the Company from inception (See Note 2).

During 2007, the Company paid $5,000 to its president for services under his employment agreement.

PAW SPA, INC.(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF AUGUST 31, 2008
(UNAUDITED)

NOTE 6 -COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

The Company entered into an employment agreement with its President on March 14, 2006. The agreement calls for compensation at an hourly rate of $30 per hour and is valid until written notice of termination.

(B) Operating Lease

On December 1, 2007, the Company executed a two-year non-cancelable operating lease for a vehicle for use in its pet care services. The lease expires on December 1, 2009 and requires the Company to make monthly payments of $350. For the period ended August 31, 2008, due to nonpayment, the lease is in default.

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:Paw Spa, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Paw Spa, Inc. (A Development Stage Company) as of November 30, 2007, and the related statements of operations, changes in stockholder’s equity and cash flows for the years ended November 30, 2007 and 2006 and the period October 21, 2005 (Inception) to November 30, 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Paw Spa, Inc. (A Development Stage Company) as of November 30, 2007 and the results of its operations and its cash flow for the two years then ended and for the period October 21, 2005 (Inception) to November 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has no revenue, used cash in operations from inception of $41,288, and has a net loss of $54,047 from inception. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 5. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 12, 2008

Paw Spa, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS

November 30,
2007
Current Assets
Cash	$52,186
Prepaid expenses	350
Security deposit	350

Total Assets	$52,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$7,277
Stockholder loans	17,634
Total Current Liabilities	24,911

Commitments and Contingencies	-

Stockholders' Equity
Preferred stock, $0.00001 par value; 100,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.00001 par value; 100,000,000 shares authorized,
5,757,900 shares issued and outstanding	58
Additional paid-in capital	81,964
Deficit accumulated during the development stage	(54,047)

Total Stockholders' Equity	27,975

Total Liabilities and Stockholders' Equity	$52,886

See accompanying notes to financial statements.

Paw Spa, Inc.
(A Development Stage Company)
Statements of Operations

			For the Period from
	For the Years Ended November 30,		October 21, 2005 (inception)
	2007	2006	November 30, 2007

Operating Expenses
Professional fees	$14,565	$4,712	$34,277
General and administrative	15,855	99	16,388
Total Operating Expenses	30,420	4,811	50,665

Loss from Operations	(30,420)	(4,811)	(50,665)

Other Expense
Interest Expense	(3,382)	-	(3,382)

Loss from Operation before Provision for Income Taxes	(33,802)	(4,811)	(54,047)

Provision for Income Taxes	-	-	-

Net Loss	$(33,802)	$(4,811)	$(54,047)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	5,686,601	5,048,333

See accompanying notes to financial statements.

Paw Spa, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity/(Deficiency)
For the period from October 21, 2005 (inception) to November 30, 2007
						Deficit
						accumulated
	Preferred stock		Common stock		Additional	during		Total
	$.00001 Par Value		$.00001 Par Value		paid-in	development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Deficiency

Balance October 21, 2005 (Inception)	-	$-	-	$-	$-	$-	$-	$-

Common stock issued to founders for cash ($0.00001 per share)	-	-	5,000,000	50	-	-	-	50

Net loss for the period October 21, 2005 (inception ) to
November 30, 2005	-	-	-	-	-	(15,434)	-	(15,434)

Balance November 30, 2005	-	-	5,000,000	50	-	(15,434)	-	(15,384)

Common stock issued for cash ($0.00001 per share)	-	-	394,900	4	39,486	-	(12,490)	27,000

Net loss, November 30, 2006	-	-	-	-	-	(4,811)	-	(4,811)

Balance November 30, 2006 (Restated)	-	-	5,394,900	54	39,486	(20,245)	(12,490)	6,805

In kind contribution of services	-	-	-	-	2,800	-		2,800

In kind contribution	-	-	-	-	3,382	-		3,382

Common stock issued for cash ($0.00001 per share)	-	-	363,000	4	36,296	-	12,490	48,790

Net loss, November 30, 2007	-	-	-	-	-	(33,802)	-	(33,802)

Balance November 30, 2007	-	$-	5,757,900	$58	$81,964	$(54,047)	$-	$27,975

See accompanying notes to financial statements.

Paw Spa, Inc.
(A Development Stage Company)
Statements of Cash Flows

			For the Period from
			October 21, 2005
	For the Years Ending November 30,		(inception) to
	2007	2006	November 30, 2007
Cash Flows From Operating Activities:
Net Income (Loss)	$(33,802)	$(4,811)	$(54,047)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution	6,182	-	6,182
Changes in operating assets and liabilities:
Increase in prepaid expenses and deposits	(700)	-	(700)
Increase/(Decrease) in accounts payable	4,565	2,712	7,277
Net Cash (Used In) Operating Activities	(23,755)	(2,099)	(41,288)

Cash Flows From Financing Activities:
Proceeds from stockholder loans	-	2,000	17,634
Proceeds from issuance of common stock	48,790	27,000	75,840
Net Cash Provided by Financing Activities	48,790	29,000	93,474

Net Increase (Decrease) in Cash	25,035	26,901	52,186

Cash at Beginning of Period/Year	27,151	250	-

Cash at End of Period/Year	$52,186	$27,151	$52,186

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to financial statements.

PAW SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2007 AND 2006

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Paw Spa, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on October 21, 2005. The Company was organized to provide pet care services.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.” As of November 30, 2007 and 2006, respectively, there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of November 30, 2007 and 2006, the Company has a net operating loss carryforward of approximately $27,620 and $20,245, respectively, available to offset future taxable income through

PAW SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2007 AND 2006

2027. The valuation allowance at November 30, 2007 was $17,737. The valuation allowance at December 31, 2006 was $6,800. The net change in the valuation allowance for the year ended November 30, 2007 and 2006 was an increase of $10,937.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide

PAW SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2007 AND 2006

sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2	RESTATEMENT

During 2007, the Company discovered that subscription agreements for 124,900 shares of common stock were received by the Company prior to November 30, 2006. The Company accepted these agreements and concluded the shares are issued and outstanding as of November 30, 2006. The restatement had no effect on the balance sheet, statement of operations, and statement of cash flows. The effect on the statement of stockholders’ equity was an increase of 124,900 in the shares issued and outstanding, an increase in common stock par value of $1, an increase to additional paid-in capital of $12,489, and an increase in subscriptions receivable of $12,490 as of November 30, 2006.

NOTE 3	STOCKHOLDERS’ EQUITY

(A) In-Kind ContributionAs of November 30, 2007 the shareholder of the Company contributed services having a fair value of $2,800. (See Note 3)

During the year ended November 30, 2007, the Company recorded $3,382 of imputed interest related to shareholder loans payable.

(B) Common Stock Issued for CashFor the year ended November 30, 2007 the Company issued 363,000 shares of common stock for cash of $36,300 ($0.10 per share).

During 2006, the Company issued 394,900 shares of common stock for cash of $39,490 ($0.10 per share).

On October 21, 2005, the Company issued 5,000,000 shares of common stock to its founders for cash of $50 ($0.00001 per share).

NOTE 4	RELATED PARTY TRANSACTIONS

During 2005, a shareholder loaned $17,634 to the Company. As of November 30, 2007, no payments have been made towards the loan. This loan is non-interest bearing, not collateralized, and due on demand. During the year ended November 30, 2007, the Company recorded $3,382 of imputed interest related to the shareholder loan payable.

PAW SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2007 AND 2006

As of November 30, 2007 the shareholder of the Company contributed services having a fair value of $2,800. (See Note 2)

During 2007, the Company paid $5,000 to its president for services under his employment agreement.

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has a net loss of $54,047 for the period from October 21, 2005 (inception) to November 30, 2007, and has negative cash flow from operations of $41,288 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	COMMITMENTS AND CONTINGENCIES

The Company entered into an employment agreement with its President on March 14, 2006. The agreement calls for compensation at an hourly rate of $30 per hour and is valid until written notice of termination.

NOTE 7	SUBSEQUENT EVENT

On December 1, 2007, the Company executed a two-year non-cancelable operating lease for a vehicle for use in its pet care services. The lease expires on December 1, 2009.

Future minimum annual rental payments are as follows:

Year Ended November 30,

2008	$4,200
2009	4,200

Total Minimum Lease Payments	$8,400

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange
Commission registration fee+	$2.33
Legal fees and miscellaneous expenses (1)	$11,000.00
Accounting fees and expenses (1)	$10,000.00
Total (1)	$21,002.33
+ Previously Paid (1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)
In October 2005, we issued 5,000,000 shares of common stock to Mr. Cockerill, our officer and director, in consideration of $0.00001 per share or a total of $50.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.  Mr. Cockerill was given the same information that can be found in a Form SB-2 Registration Statement and is able to understand the information furnished, and to read and understand financial statements.

We issued the foregoing restricted shares of common stock to our officer and director pursuant to Section 4(2) of the Securities Act of 1933.  He is a sophisticated investor and was in possession of all material information relating to the company.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

b)
Our previous offering closed in March 2007.  We issued 757,900 shares of common stock to 44 individuals in consideration of $0.10 per share or a total of $75,790. The shares were issued pursuant to the exemption contained in Reg. 506 of the Securities Act of 1933.  The 757,900 shares so issued are being registered in this offering.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant**
3.2	By-Laws of Registrant**
4.1	Specimen Common Stock certificate**
5.1	Opinion of Anslow & Jaclin, LLP regarding the legality of the securities being registered*
23.1	Consent of Webb & Company, P.A.*
23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)

* Filed herewith

**Filed as an exhibit to the Company’s registration statement on Form SB-2, File No. 333-147755, which was declared effective by the Commission on December 14, 2007 and incorporated herein by reference.

UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on November 17, 2008

PAW SPA, INC.

By:	/s/Edd Cockerill
Name:	Edd Cockerill
Title:	President and Chief Executive Officer, Treasurer, Principal Accounting Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.